Exhibit 99.1

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by COAF and its affiliates which were classified at origination in the “prime” category. COAF’s classification of receivables in the “prime” category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

This information includes the experience with respect to all “prime” category receivables originated and serviced by COAF and its affiliates as of each respective date or during each listed period, including those sold in “whole loan sales” with servicing retained. Although COAF and its affiliates originate and service receivables classified at origination in the below “prime” category, this segment of COAF’s and its affiliates’ portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

COAF Delinquency Experience

	As of March 31,
	2005		2004
	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding (1)	$4,107,169,658		$4,195,620,124

Delinquencies (2)
30-59 days	$6,830,479	0.17%	$4,495,036	0.11%
60-89 days	1,908,025	0.05%	1,511,335	0.04%
90 days & over	1,229,409	0.03%	1,159,140	0.03%

Total 30+ days Delinquencies (3)	$9,967,913	0.25%	$7,165,511	0.18%

	As of December 31,
	2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding (1)	$4,235,114,217		$4,069,658,191		$2,730,558,096

Delinquencies (2)
30-59 days	$7,727,886	0.18%	$4,687,787	0.12%	$2,463,691	0.09%
60-89 days	2,331,718	0.06%	1,378,251	0.03%	716,076	0.03%
90 days & over	1,430,028	0.03%	1,240,736	0.03%	472,114	0.02%

Total 30+ days Delinquencies (3)	$11,489,632	0.27%	$7,306,774	0.18%	$3,651,881	0.14%

	As of December 31,
	2001		2000
	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding (1)	$1,548,976,157		$778,152,811

Delinquencies (2)
30-59 days	$1,256,410	0.08%	$229,888	0.03%
60-89 days	235,157	0.02%	63,660	0.01%
90 days & over	208,337	0.01%	73,380	0.01%

Total 30+ days Delinquencies (3)	$1,699,904	0.11%	$366,928	0.05%

(1)	Receivables outstanding include receivables that have been sold and remain serviced by COAF and its affiliates.
(2)	COAF considers a receivable delinquent when an obligor fails to make all of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3)	The sum of the delinquencies may not equal Total 30+ Delinquencies due to rounding.

COAF Credit Loss Experience

	For the three months ended March 31,		For the year ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Number of Receivables Outstanding (1)	330,757	309,435	331,951	294,721	189,785	104,558	48,144
Average Number of Receivables Outstanding	331,354	302,078	313,336	242,253	147,172	76,351	29,996
Number of Receivables Repossessed	307	150	868	421	181	29	10
% of Number of Receivables Repossessed (3)	0.37%	0.20%	0.28%	0.17%	0.12%	0.04%	0.03%
Average Principal Balance Outstanding (1)	4,171,141,938	4,132,639,158	4,152,386,204	3,400,108,144	2,139,767,126	1,163,564,484	489,213,525
Net Dollar Loss (2)	3,066,963	2,033,140	8,727,808	6,032,715	2,561,604	813,384	266,358
Net Dollar Loss % (3)	0.29%	0.20%	0.21%	0.18%	0.12%	0.07%	0.05%

(1)	Number of receivables outstanding and average Principal Balance outstanding include receivables that have been sold and remain serviced by COAF and its affiliates.
(2)	Net Dollar Loss is equal to serviced losses excluding accounting accruals.
(3)	Percentages for the three months ended March 31, 2004 and March 31, 2005 are annualized.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the COAF receivables may differ from those shown in the foregoing tables.